inuvo, Inc. (NYSE MKT: INUV) Letter to Stockholders

LITTLE ROCK, ARKANSAS
March 14, 2016

Dear Stockholders,

2015 was an exceptional year for inuvo. Revenue grew 42% and at $0.10 per share, GAAP earnings were well ahead of the median for our peer-group. This strong performance has allowed us to continue investing in people and technology while also strengthening our balance sheet where at the end of 2015 bank debt had been retired and the cash balance was $4.3 million. At $70 million in 2015 revenues, we are closing in on our $100 million annual run rate goal by the end of 2017.

Our mission has always been centered around the technology that powers our business. From the marketing algorithms we develop to attract an audience to our sites, to the proprietary infrastructure we have developed to publish our content across mediums (notably, desktop, tablet and mobile), to the ad-tech we have developed to help publishers monetize their content. We view the proprietary technology we develop as the key to our competitive advantage. You can simply not do what inuvo does manually and expect to be able to both compete and produce a profit in our industry.

We track a peer group of 18 public companies whose business models are similar to inuvo’s. The median annual revenue of this peer-group is $178 million. The median trailing twelve-month growth rate is 14.71%. The median net income as a percentage of revenue is negative 9.9%.The median efficiency, as measured by the revenue generated per employee is $377,000. In comparison, inuvo’s revenue in 2015 was $70.4 million with a 42% growth rate, 3.3% net income to revenue ratio, and a notable $1.2 million dollars in sales delivered per employee.

We believe strongly that our Arkansas-based team and our location in the heart of Little Rock are strategic advantages. The technology community within Arkansas, the quality and focus of the University programs in software, analytics and engineering and a state and local government committed to advancing curriculums designed to encourage knowledge based professions has fueled our ability to hire and retain exceptionally talented and loyal inuvians. We believe these factors, more than anything else, have contributed to our success. In the crowded tech centers, we would be one of hundreds of tech companies competing for talent and struggling to retain employees. In Arkansas, we believe we are fast becoming known as the employer of choice in technology circles and within local Universities where we are finding excellent candidates. For example, we recently hired a world class employee with a Ph.D in Applied Mathematics to lead our analytics team.

The core of our strategy has not deviated since its inception in early 2013. We plan to continue to invest in marketing technology that provides a way to profitably acquire audiences. We expect to continue to expand our digital publishing business through the development of proprietary content, leveraging the audience we have attracted as a sort of Nielsen-ratings system for new advertising technology developed proprietarily. We plan to continue to develop native advertising technology that integrates seamlessly into content while delivering best in class monetization for our publishing clients, taking perhaps a more consultative approach to these clients than is typical with our competitors.

The markets we cater to with our digital publishing and ad-tech assets can change very rapidly. This is perhaps no more apparent than with the explosion in the adoption of social media. For a digital publisher, this is a two-fold shift where first and foremost a new channel for marketing now exists, but perhaps equally as interesting is the reality that this very channel is also fast becoming the place where consumers take guidance (from family and friends) about products, services and content recommendations. We believe this is a monumental shift, and its one we recognized early. We have already developed numerous marketing campaigns within social media designed to attract viewership to our sites. Concurrently, we are extremely active posters of content within social media where the objective is to increase the sharing among viewers. Content itself comes in different forms, from written words to pictures to slideshows to video. Digital publishing content needs to be thought about in the context of a collection of content working together to drive engagement with the consumer. Where 2014 was the year of written content and 2015 was the year of slideshow content, we expect 2016 to be the year of advancement with video content. Each of these content types becomes an opportunity for advertising revenue and so the more we have, the better able we are to monetize successfully.

For the ad-tech business, the market is huge and as a result, the number of competitors is significant. We believe the key to a successful ad-tech business is product yield for the publisher. The key to publisher yield is analytics. You can win big in this market if your product out performs your competitors. Our latest offering in this business is SearchLinks™, which is by far the most technically sophisticated product we have built. Supported by experienced software engineers, database experts and mathematicians, we have seen product yields that are already very encouraging compared to the competition and moreover, we see plenty of opportunities, either through machine based automation and optimization and/or improved ad-targeting algorithms, to continue to improve those yields. Native advertising is a fast growing market and we believe we are well positioned to gain market share with SearchLinks™, where we have already signed up some marquee publishers.

Generally, and across all segments of the business, we recognize the migration going on from TV and desktop computer screens towards more widespread use of tablet and mobile phone screens. We have factored this into our designs both for digital content and ad-tech where we ensure that the consumer facing side of any content or ad-tech we deploy works seamlessly, regardless of the screen being viewed on. Revenue overall was on the order of 42% mobile in 2015.

We believe our significant growth since Q1 2014, where revenue was $10.1 million, to Q4 2015, where revenue was $21 million provides a strong foundation for additional scale, which in our business matters. There are numerous efficiencies that come with scale not the least of which is an ability to negotiate better terms with advertisers, which for example, provides an ability to pass along part of that gain to publishers, which in turn makes our ad-tech products more successful through higher yield. Operationally, our revenue to resource ratio should also improve with scale. Profitable growth remains a cornerstone of our longer term scale strategy.

As I reflect on the last few years, it is amazing to have witnessed a transformation from challenged growth, recurring losses, increasing bank debt and a narrow scope of differentiable technologies to high growth, profitability, no bank debt and a collection of patentable supporting technologies. We believe we have the right strategy, the right people, the right partners and the means to execute and we are applying these things towards the building of a business designed for the present and the future.

On behalf of the entire team at inuvo, we look forward to sharing our future successes with all of you.

Sincerely yours,

Richard Howe
Chairman and Chief Executive Officer

Forward-looking Statements
This letter certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations with respect to our lack of profitable operating history, changes in our business, potential need for additional capital, fluctuations in demand; changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2015. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of inuvo and are difficult to predict. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.